AMENDMENT TO TERM NOTE, SECURED CREDIT AGREEMENT,
AND DEED OF TRUST, MORTGAGE, ASSIGNMENT OF PRODUCTION,
SECURITY AGREEMENT AND FINANCING STATEMENT

On October 7, 2005, Lothian Oil Inc. (“Lothian”) entered into a Development and Exploration Agreement with UHC New Mexico Corporation, UHC Petroleum Corporation, and UHC Petroleum Services Corporation, ratified by United Heritage Corp. (collectively referred to in this Agreement as “UHCP”), providing for Lothian to advance up to Four Million Dollars ($4,000,000.00) for the development of the Cato San Andres Unit properties owned by UHCP in Chavez County, New Mexico.

As evidence of this Agreement to advance funds, UHC New Mexico Corporation and United Heritage Corp. (as “Borrower”) executed a Term Note; Secured Credit Agreement; and Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement, providing for Lothian to advance to UHC New Mexico Corporation and United Heritage Corp., up to Four Million Dollars ($4,000,000.00) for the development of the Cato San Andres Unit Property, as provided for in the Development and Exploration Agreement.

The Note, Secured Credit Agreement, and Deed of Trust provide for a ten (10) year term, with payments of all sums advanced by Lothian to UHCP, to be repaid at the end of the term.

This provision concerning the manner of repayment of advances under the Term Note made by Lothian to UHCP is not in conformity with the terms of the Development and Exploration Agreement.

By execution of this Amendment to the Term Note, Secured Credit Agreement, and Deed of Trust, UHCP and Lothian desire to amend the Term Note, Secured Credit Agreement, and Deed of Trust so that they comply with the terms and provisions of the Development and Exploration Agreement entered into by Lothian and UHCP.

For the consideration provided for in the Development and Exploration Agreement, Lothian and UHCP hereby amend the Term Note, Secured Credit Agreement, and Deed of Trust, to provided that the repayment of sums advanced under the Term Note, by Lothian, to UHCP, shall be repayable monthly, from seventy percent (70%) of UHCP’s shares of the oil and gas proceeds from the Cato San Andres Unit, with interest payable monthly at Citibank’s prime lending rate of interest plus 1%.

The Term Note, Secured Credit Agreement, and Deed of Trust shall be deemed amended and revised in the manner set forth above, to comport with the repayment terms, as provided for in the Development and Exploration Agreement.

In all other respects, the Term Note, Secured Credit Agreement, and Deed of Trust, are unchanged.

This Amendment to the Term Note, Secured Credit Agreement, and Deed of Trust is executed as of the date set opposite Lothian’s and UHCP’s names, but shall be deemed effective for all purposes as of October 7, 2005.
“Lothian”

Lothian Oil Inc.

By: /s/ Kenneth Levy
Ken Levy
Date: April 4, 2006	President

“UHCP”

UHC New Mexico Corporation

By: /s/ C. Scott Wilson
C. Scott Wilson
Date: April 4, 2006	President, CEO

UHC Petroleum Corporation

By: /s/ C. Scott Wilson
C. Scott Wilson
Date: April 4, 2006	President, CEO

United Heritage Corp.

By: /s/ C. Scott Wilson
C. Scott Wilson
Date: April 4, 2006	President, CEO

UHC Petroleum Services Corporation

By: /s/ C. Scott Wilson
C. Scott Wilson
Date: April 4, 2006	President, CEO